QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

BLACKROCK GLOBAL FLOATING RATE INCOME TRUST
(Exact Name of Registrant as Specified in its Charter)

Delaware (State of Incorporation or Organization)	20-0438100 (I.R.S. Employer Identification no.)
100 Bellevue Parkway, Wilmington, Delaware (Address of Principal Executive Offices)	19809 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:    333-114662

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Shares of Beneficial Interest	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.    Description of Registrant's Securities to be Registered.

        The description of the Registrant's securities to be registered is incorporated by reference to the description contained under the caption "Description of Shares" in the Registrant's Registration Statement on Form N-2 (File Nos. 333-114662 and 811-21566), as filed electronically with the Securities and Exchange Commission (the "Commission") on April 21, 2004 (Accession No. 0000950172-04-000957) ("Registration Statement on Form N-2"), as amended by Pre-Effective Amendment No.1 to the Registration Statement on Form N-2, as filed with the Commission on May 27, 2004 (Accession No. 0000950172-04-001329) and Pre-Effective Amendment No. 2 to the Registration Statement on Form N-2, as filed with the Commission on June 25, 2004 (Accession No. 0001047469-04-021727), which are incorporated by reference.

Item 2.    Exhibits.

        Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated by reference.

2

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BLACKROCK GLOBAL FLOATING RATE INCOME TRUST
By:	/s/ ANNE ACKERLEY Name: Anne Ackerley Title: Vice President

Date: August 24, 2004

3

QuickLinks

INFORMATION REQUIRED IN REGISTRATION STATEMENT
SIGNATURE